EXHIBIT 10.1

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT ("Amendment") is made and entered into as of this 31st day of December, 2008, by and among Lightning Poker, Inc., a Pennsylvania corporation (the "Company") and The Co-Investment Fund II, L.P. (the "Lender").

WITNESSETH:

WHEREAS, the Company and the Lender have heretofore entered into a Loan Agreement dated as of July 27, 2006 (the "Loan Agreement") and

WHEREAS, the Company and the Lender desire to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutuaal covenants of the parties hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

1.	Defined Terms. All capitalized terms used in this Agreement and not defined herein shall have the meanings given to them in the Loan Agreement and the First Amendment.
2.
Amendment. The Loan Agerement, the Promissory Notes that form part of the Exhibits thereto are hereby amended to extend the date upon which the Promissory Notes and accrued interest shall be deemed paid in full to June 30, 2010.

3.	Loan Documents. Except as expressly amended by the terms of this Amendment, all of the terms, conditions and provisions of the Loan Documens shall remain in full force and effect.

WITNESS the due execution of this Agreement as of the day and year first above written.

LIGHTNING POKER, INC.
By: /s/ Robert Ciunci March 26, 2009
Title: CFO
LENDER
THE CO-INVESTMENT FUND II, L.P.
By: Co-Invest Management II, L.P. its general partner
By: Co-Invest Capital Partners, Inc. its general partner
By: /s/ Brian K. Adamsley
Title: CFO & Treasurer